EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports First Quarter 2020 Results

London, April 29, 2020 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended March 31, 2020.

For the first quarter of 2020, worldwide sales from continuing operations were $242.4 million, a decrease of 3.4 percent on a reported basis and a decline of 1.8 percent on a constant-currency1 basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), first quarter 2020 diluted earnings per share from continuing operations were $0.79. First quarter 2020 adjusted diluted earnings per share from continuing operations were $0.33.

"As a healthcare company committed to improving the lives of patients around the world, LivaNova is closely monitoring the COVID-19 situation. Being true to our values, we prioritize patients and their well-being, and we are working tirelessly to ensure they have access to the products and services they require. We commend and support our employees for their efforts and commitment to providing life-changing products and therapies during this difficult time," said Damien McDonald, Chief Executive Officer of LivaNova. "Our business was tracking at or above expectations until mid-March, when the global market started to experience a sharp decline in elective surgeries. Despite the near-term uncertainty created by COVID-19, we are resilient and will remain focused on thoughtful investments, maintaining a strong financial profile and strengthening our balance sheet."

1Constant-currency percent change is considered a non-GAAP metric.

First Quarter 2020 Results

The following table highlights worldwide sales for the first quarter of 2020 by business:

$ in millions	Three months ended March 31,		% Change	Constant-Currency % Change
Business / Product Line:	2020	2019
Cardiopulmonary	$116.4	$121.6	(4.3%)	(2.2%)
Heart Valves	25.2	25.7	(1.8%)	0.6%
Advanced Circulatory Support	10.5	8.2	27.2%	27.3%
Cardiovascular	152.1	155.5	(2.2%)	(0.2%)
Neuromodulation	89.7	94.6	(5.3%)	(4.6%)
Other	0.7	0.7	1.5%	4.5%
Total Net Sales	$242.4	$250.8	(3.4%)	(1.8%)

•	Note: Numbers may not add up precisely due to rounding. Constant-currency percent change is considered a non-GAAP metric.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiovascular
Cardiovascular sales, which include Cardiopulmonary, Heart Valves and Advanced Circulatory Support (ACS) products, were $152.1 million, representing a 0.2 percent decrease versus the first quarter of 2019.

Sales in Cardiopulmonary products were $116.4 million, representing a 2.2 percent decrease versus the first quarter of 2019. For the first quarter of 2020, Cardiopulmonary declined primarily due to an expected reduction in heart-lung machine sales that was partially offset by strong growth in oxygenators driven by Rest of World.

Heart Valve sales were $25.2 million, an increase of 0.6 percent compared to the first quarter of 2019.

ACS sales were $10.5 million in the quarter, an increase of 27.3 percent compared to the first quarter of 2019, primarily related to growth in ProtekDuo® kits.

Neuromodulation
Neuromodulation sales were $89.7 million in the first quarter, representing a 4.6 percent decrease versus the first quarter of 2019. This decline was primarily related to the impact of COVID-19 on new patient implants globally.

Financial Performance
On a U.S. GAAP basis, first quarter 2020 operating income from continuing operations was $0.6 million. Adjusted operating income from continuing operations for the first quarter of 2020 was $21.0 million, a decrease of 35.4 percent as compared to the first quarter of 2019 related to the revenue impact from COVID-19 and continued investment in strategic portfolio initiatives.

The adjusted effective tax rate in the quarter was 8.2 percent, an improvement from 15.5 percent in the first quarter of 2019 related to changes in the geographic income mix and prior tax planning initiatives.

On a U.S. GAAP basis, first quarter 2020 diluted earnings per share from continuing operations were $0.79. First quarter 2020 adjusted diluted earnings per share from continuing operations were $0.33, a decrease of 38.9 percent compared to the first quarter of 2019.

2020 Updated Guidance
As a result of the impact of COVID-19, LivaNova worldwide net sales for full-year 2020 are now expected to decline between 7 and 17 percent on a constant-currency basis. Adjusted diluted earnings per share from continuing operations for 2020 are expected to be in the range of $1.40 to $1.70.

The Company now estimates that adjusted cash flow from operations, excluding integration, restructuring and litigation payments, will be in the range of $80-$100 million for 2020.

"Looking ahead, we expect the pandemic to adversely impact full-year results," said McDonald. "We expect Q2 to experience the greatest impact and anticipate a steady improvement throughout the remainder of the year. We believe in our ability to execute on our strategy and our long-term fundamental outlook remains strong."

Strategic Capital Alternatives
In light of recent market developments, we have implemented actions designed to strengthen our liquidity position and promote financial resiliency. Among other things, we concluded execution of a series of amendments to our credit agreements that temporarily revise certain financial covenants and waive certain events of non-compliance prior to December 31, 2020. We are also in the process of evaluating strategic capital raising options to fulfill our short-and medium-term capital needs. Among these alternatives, we have been analyzing potential offerings of equity/equity linked or debt securities1. Discussions concerning these potential transactions are ongoing, and no assurance can be given that a transaction will be consummated or as to the ultimate terms of any such transaction.

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, April 29 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup to receive the webcast. To listen to the conference call by telephone, dial 844-239-5285
(if dialing from within the U.S. or Canada) or 512-961-6524 (if dialing from outside the U.S. or Canada). The conference ID is 6455744. Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 90 days.

1Any securities that may be issued by LivaNova have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and if offered, will only be offered to persons who are either (i) an “accredited investor” within the meaning of Regulation D under the Securities Act or (ii) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, or to persons that are not U.S. persons pursuant to Regulation S under the Securities Act. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities of LivaNova.

About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 4,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. LivaNova operates as two businesses: Cardiovascular and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.), respectively.
For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate, and earnings per share, respectively.

However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit percentage; adjusted selling, general and administrative expense; adjusted research and development expense; adjusted other operating expenses; adjusted operating income from continuing operations; adjusted income tax expense; adjusted net income from continuing operations; and adjusted diluted earnings per share from continuing operations, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2020, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) COVID-19; (ii) an assessment by LivaNova's management that current market conditions are not conducive for an equity or debt offering on terms that would be in the best interest of LivaNova's stakeholders; (iii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iv) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (v) the ability to hire and retain key personnel; (vi) the ability to attract new customers and retain existing customers in the manner anticipated; (vii) changes in legislation or governmental regulations affecting LivaNova; (viii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (ix) conditions in the credit markets; (x) business and other financial risks inherent to the industries in which LivaNova operates; (xi) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xii) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xiii) the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs; (xiv) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (xv) and organizational and governance structure. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Melissa Farina Vice President, Investor Relations Phone: +1 (281) 228 7262 e-mail: investorrelations@LivaNova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended March 31,
	2020	2019	% Change at Actual Currency Rates	% Change at Constant-Currency Rates(1)
Cardiopulmonary
US	$36.9	$39.1	(5.8%)	(5.8%)
Europe	34.2	35.6	(3.7%)	(0.8%)
Rest of world	45.3	46.9	(3.4%)	(0.3%)
Total	116.4	121.6	(4.3%)	(2.2%)
Heart Valves
US	3.4	4.4	(22.6%)	(22.6%)
Europe	9.5	10.5	(9.4%)	(6.8%)
Rest of world	12.3	10.8	13.9%	17.0%
Total	25.2	25.7	(1.8%)	0.6%
Advanced Circulatory Support
US	10.1	8.0	25.4%	25.4%
Europe	0.4	0.1	N/A	N/A
Rest of world	—	0.1	N/A	N/A
Total	10.5	8.2	27.2%	27.3%
Cardiovascular
US	50.3	51.5	(2.3%)	(2.3%)
Europe	44.1	46.2	(4.5%)	(1.6%)
Rest of world	57.6	57.8	(0.3%)	2.8%
Total	152.1	155.5	(2.2%)	(0.2%)
Neuromodulation
US	73.3	76.9	(4.7%)	(4.7%)
Europe	10.6	10.7	(0.7%)	2.6%
Rest of world	5.8	7.1	(18.4%)	(13.8%)
Total	89.7	94.6	(5.3%)	(4.6%)
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of world	0.7	0.7	1.5%	4.5%
Total	0.7	0.7	1.5%	4.5%
Totals
US	123.6	128.4	(3.8%)	(3.8%)
Europe	54.7	56.9	(3.8%)	(0.8%)
Rest of world	64.1	65.6	(2.2%)	1.0%
Total	$242.4	$250.8	(3.4%)	(1.8%)

(1)
Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

*	The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019	% Change
Net sales	$242.4	$250.8
Costs and expenses:
Cost of sales - exclusive of amortization	68.9	84.3
Product remediation	1.5	2.9
Selling, general and administrative	120.2	125.7
Research and development	35.9	43.6
Merger and integration expenses	3.5	3.3
Restructuring expenses	1.6	2.5
Amortization of intangibles	10.3	9.3
Operating income (loss) from continuing operations	0.6	(20.8)	(102.9%)
Interest expense, net	(4.7)	(1.4)
Foreign exchange and other (losses) gains	(1.9)	0.7
Loss from continuing operations before tax	(6.0)	(21.5)	(72.1%)
Income tax benefit	(44.7)	(6.6)
Losses from equity method investments	(0.1)	—
Net income (loss) from continuing operations	38.6	(14.8)	(360.8%)
Net loss from discontinued operations, net of tax	(1.0)	—
Net income (loss)	$37.6	($14.8)	(354.1%)

Basic income (loss) per share:
Continuing operations	$0.80	($0.31)
Discontinued operations	(0.02)	—
	$0.78	($0.31)

Diluted income (loss) per share:
Continuing operations	$0.79	($0.31)
Discontinued operations	(0.02)	—
	$0.77	($0.31)

Weighted average common shares outstanding:
Basic	48.5	48.2
Diluted	48.8	48.2

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019	% Change (1)
Adjusted SG&A (1)	$103.8	$104.5	(0.7%)
Adjusted R&D (1)	40.9	36.8	11.1%
Adjusted operating income from continuing operations (1)	21.0	32.5	(35.4%)
Adjusted net income from continuing operations (1)	16.0	26.6	(39.8%)
Adjusted diluted earnings per share from continuing operations (1)	$0.33	$0.54	(38.9%)

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2020	2019	2020	2019
Gross profit	71.0%	65.2%	68.3%	69.3%
SG&A	49.6%	50.1%	42.8%	41.6%
R&D	14.8%	17.4%	16.9%	14.7%
Operating income (loss) from continuing operations	0.3%	(8.3%)	8.7%	12.9%
Net income (loss) from continuing operations	15.9%	(5.9%)	6.6%	10.6%
Income tax rate	744.4%	30.8%	8.2%	15.5%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Non-recurring Legal and Contingent Consideration (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$68.9	$—	$—	($0.4)	$—	$—	$8.8	($0.6)	$—	$—	$76.7
Product remediation	1.5	—	—	—	(1.5)	—	—	—	—	—	—
Gross profit percent	71.0%	—%	—%	0.2%	0.6%	—%	(3.6)%	0.2%	—%	—%	68.3%
Selling, general and administrative	$120.2	$—	$—	$—	$—	($0.1)	($9.0)	($7.3)	$—	$—	$103.8
Selling, general and administrative as a percent of net sales	49.6%	—%	—%	—%	—%	—%	(3.7)%	(3.0)%	—%	—%	42.8%
Research and development	35.9	—	—	—	—	—	6.2	(1.2)	—	—	40.9
Research and development as a percent of net sales	14.8%	—%	—%	—%	—%	—%	2.5%	(0.5)%	—%	—%	16.9%
Other operating expenses	15.3	(3.5)	(1.6)	(10.3)	—	—	—	—	—	—	—
Operating income from continuing operations	0.6	3.5	1.6	10.7	1.5	0.1	(6.0)	9.0	—	—	21.0
Operating margin percent	0.3%	1.4%	0.7%	4.4%	0.6%	—%	(2.5)%	3.7%	—%	—%	8.7%
Income tax (benefit) expense	(44.7)	0.3	0.2	1.6	0.3	—	1.4	1.0	40.9	0.5	1.4
Net income from continuing operations	38.6	3.2	1.4	9.2	1.2	0.1	(7.4)	8.0	(40.9)	2.6	16.0
Diluted EPS - Continuing operations	$0.79	$0.07	$0.03	$0.19	$0.02	$—	($0.15)	$0.16	($0.84)	$0.05	$0.33

GAAP results for the three months ended March 31, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters and remeasurement of contingent consideration related to acquisitions
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler matter and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Non-recurring Legal and Contingent Consideration and Other Reserves (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$84.3	$—	$—	($0.7)	$—	$—	($6.2)	($0.3)	$—	$—	$77.1
Product remediation	2.9	—	—	—	(2.9)	—	—	—	—	—	—
Gross profit percent	65.2%	—%	—%	0.3%	1.2%	—%	2.5%	0.1%	—%	—%	69.3%
Selling, general and administrative	$125.7	$—	$—	($0.1)	$—	($0.4)	($15.4)	($5.3)	$—	$—	$104.5
Selling, general and administrative as a percent of net sales	50.1%	—%	—%	(0.1)%	—%	(0.2)%	(6.1)%	(2.1)%	—%	—%	41.6%
Research and development	43.6	—	—	(0.1)	—	(1.7)	(3.7)	(1.3)	—	—	36.8
Research and development as a percent of net sales	17.4%	—%	—%	—%	—%	(0.7)%	(1.5)%	(0.5)%	—%	—%	14.7%
Other operating expenses	15.1	(3.3)	(2.5)	(9.3)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(20.8)	3.3	2.5	10.2	2.9	2.1	25.3	6.9	—	—	32.5
Operating margin percent	(8.3)%	1.3%	1.0%	4.1%	1.2%	0.8%	10.1%	2.7%	—%	—%	12.9%
Income tax (benefit) expense	(6.6)	0.6	0.6	2.6	0.9	0.5	7.2	1.6	(2.4)	(0.1)	4.9
Net (loss) income from continuing operations	(14.8)	2.6	2.0	7.6	2.0	1.6	18.1	5.3	2.4	(0.2)	26.6
Diluted EPS - Continuing operations	($0.31)	$0.05	$0.04	$0.16	$0.04	$0.03	$0.37	$0.11	$0.05	$—	$0.54

GAAP results for the three months ended March 31, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$125.8	$61.1
Accounts receivable, net	225.3	257.8
Inventories, net	170.3	164.2
Prepaid and refundable taxes	53.1	37.8
Prepaid expenses and other current assets	42.4	28.6
Total Current Assets	616.9	549.4
Property, plant and equipment, net	183.5	181.4
Goodwill	888.6	915.8
Intangible assets, net	587.0	607.5
Operating lease assets	52.7	54.4
Investments	30.0	27.3
Deferred tax assets	89.0	68.7
Other assets	6.7	7.4
Total Assets	$2,454.4	$2,411.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$223.3	$77.4
Accounts payable	91.2	85.9
Accrued liabilities and other	93.5	120.1
Current litigation provision liability	43.0	146.0
Taxes payable	7.9	12.7
Accrued employee compensation and related benefits	70.7	70.4
Total Current Liabilities	529.7	512.6
Long-term debt obligations	315.6	260.3
Contingent consideration	99.7	114.4
Litigation provision liability	11.5	24.4
Deferred tax liabilities	26.0	32.2
Long-term operating lease liabilities	43.4	46.0
Long-term employee compensation and related benefits	21.2	22.8
Other long-term liabilities	14.6	15.4
Total Liabilities	1,061.7	1,028.1
Total Stockholders’ Equity	1,392.7	1,383.7
Total Liabilities and Stockholders’ Equity	$2,454.4	$2,411.8

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)
	Three Months Ended March 31,
	2020	2019
Operating Activities:
Net income (loss)	$37.6	($14.8)
Non-cash items included in net income (loss):
Amortization	10.3	9.3
Stock-based compensation	9.0	6.9
Depreciation	6.8	7.5
Deferred tax benefit	(22.9)	2.0
Remeasurement of contingent consideration to fair value	(17.3)	9.5
Other	1.7	4.8
Changes in operating assets and liabilities:
Accounts receivable, net	24.3	7.1
Inventories, net	(12.5)	(8.3)
Other current and non-current assets	(25.7)	(23.4)
Accounts payable and accrued current and non-current liabilities	(1.3)	6.4
Litigation provision liability, net	(115.6)	—
Restructuring reserve	(0.4)	(4.9)
Net cash (used in) provided by operating activities	(106.0)	2.0
Investing Activities:
Purchases of property, plant and equipment	(8.6)	(5.7)
Purchase of investment	(3.0)	—
Proceeds from asset sales	0.8	0.1
Other	(0.3)	—
Net cash used in investing activities	(11.1)	(5.6)
Financing Activities:
Proceeds from long-term debt obligations	162.9	3.0
Proceeds from short term borrowings (maturities greater than 90 days)	46.1	—
Closing adjustment payment for sale of CRM business	(14.9)	—
Payment of contingent consideration	(4.6)	—
Shares repurchased from employees for minimum tax withholding	(4.0)	(4.6)
Change in short-term borrowing, net	(2.5)	11.1
Debt issuance costs	—	(1.8)
Other	—	(0.1)
Net cash provided by financing activities	183.1	7.6
Effect of exchange rate changes on cash and cash equivalents	(1.3)	(0.4)
Net increase in cash and cash equivalents	64.7	3.6
Cash and cash equivalents at beginning of period	61.1	47.2
Cash and cash equivalents at end of period	$125.8	$50.8

* Numbers may not add up precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share from continuing operations, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share from continuing operations (in millions of shares):

Three Months Ended March 31, 2019
GAAP diluted weighted average common shares outstanding	48.2
Add effects of stock-based compensation instruments	0.8
Adjusted diluted weighted average common shares outstanding (1)	49.0

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add up precisely due to rounding.